As filed with the Securities and Exchange Commission on May 11, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

EDUCATION REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip code)

Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

Edwin B. Brewer, Jr.

Executive Vice President and Chief Financial Officer

999 South Shady Grove Road, Suite 600

Memphis, Tennessee 38120

(Name and address of agent for service)

(901) 259-2500

(Telephone number, including area code, of agent for service)

Copies to:

Justin R. Salon Morrison & Foerster LLP 2000 Pennsylvania Avenue, NW, Suite 6000 Washington, D.C. 20006 (202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $0.01 par value per share	1,346,111	$37.51	$50,492,624	$5,853

(1)	Represents the aggregate number of shares of common stock (“Common Stock”) of Education Realty Trust, Inc. (the “Company”) reserved for issuance under the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the 2017 Plan and shares that may become issuable under the 2017 Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Company’s outstanding Common Stock.

(2)	Represents the average of the high and the low prices per share of Common Stock of the Company as reported on the New York Stock Exchange on May 9, 2017.

(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

EXPLANATORY NOTE

On May 10, 2017, the Board of Directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) recommended, and the Company’s stockholders approved at the Company’s 2017 Annual Meeting of Stockholders, the Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan (the “2017 Plan”). This Registration Statement relates to the 1,346,111 shares of Common Stock that may be issued pursuant to the 2017 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the persons participating in the 2017 Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference in this Registration Statement the following documents previously filed by us with the Commission, except to the extent that such reports/documents are only “furnished” to the Commission:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on February 28, 2017;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 1, 2017;

(3)	The Company’s Current Reports on Form 8-K filed on January 5, 2017, February 21, 2017 (filed pursuant to Items 1.01 and 9.01 of Form 8-K) and March 6, 2017 (excluding the disclosure under Item 7.01 of Form 8-K included therein);

(4)	The Company’s amended definitive Proxy Statement filed with the Commission on March 31, 2017; and

(5)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-32417) filed with the Commission on January 5, 2005, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

1

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law ( the “MGCL”) requires a corporation unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) an act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our Company and our bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or (b) any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

2

Our bylaws also authorize us, subject to approval from our board of directors or a committee thereof, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

The partnership agreements of Education Realty Operating Partnership, LP and University Towers Operating Partnership, LP provide that the Company and its officers and directors are indemnified to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 16, 2010)

5.1*	Opinion of Venable LLP

10.1*	Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*Filed herewith

Item 9. Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

3

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 11th day of May, 2017.

EDUCATION REALTY TRUST, INC.

By:	/s/ randall l. churchey
Randall L. Churchey Chief Executive Officer and Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates stated by the following persons in the capacities with Education Realty Trust, Inc. Each person whose signature appears below hereby constitutes and appoints Randall L. Churchey, Edwin B. Brewer, Jr. and Lindsey Mackie, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments and any amendment pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the dates indicated by the following persons in the capacities with Education Realty Trust, Inc.:

Name	Capacity	Date

/s/ RANDALL L. CHURCHEY	Chief Executive Officer and Chairman of the Board	May 11, 2017
Randall L. Churchey	(principal executive officer)

/s/ EDWIN B. BREWER, JR.	Executive Vice President, Chief Financial Officer and Treasurer	May 11, 2017
Edwin B. Brewer, Jr.	(principal financial officer)

/s/ LINDSEY MACKIE	Senior Vice President and Chief Accounting Officer	May 11, 2017
Lindsey Mackie	(Principle Accounting Officer)

/s/ JOHN V. ARABIA	Director	May 11, 2017
John V. Arabia

/s/ WILLIAM J. CAHILL, III	Director	May 11, 2017
William J. Cahill, III

/s/ Kimberly schaefer	Director	May 11, 2017
Kimberly Schaefer

/s/ HOWARD A. SILVER	Director	May 11, 2017
Howard A. Silver

/s/ John T. thomas	Director	May 11, 2017
John T. Thomas

/s/ Thomas trubiana	President and Director	May 11, 2017
Thomas Trubiana

/s/ WENDELL W. WEAKLEY	Director	May 11, 2017
Wendell W. Weakley

5

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on March 16, 2010)

5.1*	Opinion of Venable LLP

10.1*	Education Realty Trust, Inc. 2017 Omnibus Equity Incentive Plan

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Venable LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*Filed herewith

6